                                                              Exhibit 11
REGENERON PHARMACEUTICALS, INC.
STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

                                                       Three months ended June 30,           Six months ended June 30,
                                                         1996               1995               1996             1995
                                                         ----               ----               ----             ----
Primary:

Net loss                                             ($7,624,633)       ($4,380,899)       ($15,392,131)      ($8,551,300)
                                                     ===========        ===========        ============       ===========
Per share data
  Weighted average number of Class A and
    Common shares outstanding during the period       24,585,518         19,487,627          23,296,691        19,406,248
                                                     ===========        ===========        ============       ===========
    Net loss per share                                    ($0.31)            ($0.22)             ($0.66)           ($0.44)
                                                     ===========        ===========        ============       ===========
Fully diluted:

Net loss                                             ($7,624,633)       ($4,380,899)       ($15,392,131)      ($8,551,300)
                                                     ===========        ===========        ============       ===========
Per share data
  Weighted average number of Class A and
    Common shares outstanding during the period       24,585,518         19,487,627          23,296,691        19,406,248

  Shares issuable upon exercise of options
    and warrants                                       3,607,408          2,236,158           3,336,165         2,070,063

  Shares assumed to be repurchased under
    the treasury stock method                         (1,776,186)        (1,066,485)         (1,507,453)         (958,311)
                                                     -----------        -----------        ------------       -----------
                                                      26,416,740         20,657,300          25,125,403        20,518,000
                                                     ===========        ===========        ============       ===========
    Net loss per share                                    ($0.29)            ($0.21)             ($0.61)           ($0.42)
                                                     ===========        ===========        ============       ===========


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